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Exhibit 10.1

SIXTH AMENDMENT

        This SIXTH AMENDMENT (this "Amendment"), dated as of April 9, 2003, is entered into by and among Huntsman International LLC (f/k/a Huntsman ICI Chemicals LLC), a Delaware limited liability company (the "Borrower"), Huntsman International Holdings LLC (f/k/a Huntsman ICI Holdings LLC), a Delaware limited liability company ("Holdings"), the undersigned financial institutions, including Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), in their capacities as lenders hereunder (collectively, the "Lenders," and each individually, a "Lender"), Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), as Lead Arranger, Administrative Agent ("Administrative Agent") for the Lenders and Sole Book Manager, Goldman Sachs Credit Partners L.P., as Syndication Agent and Co-Arranger and The Chase Manhattan Bank and UBS Warburg LLC (as successor to Warburg Dillon Read), as Co-Arrangers and as Co-Documentation Agents (collectively, the "Agents" and each individually, an "Agent"). Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

        A. The Borrower, Holdings, the Lenders, the Agents and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of June 30, 1999, as amended by that certain First Amendment dated as of December 21, 2000, that certain Second Amendment dated as of March 5, 2001, that certain Third Amendment dated as of November 30, 2001, that certain Fourth Amendment dated as of March 15, 2002 and that certain Fifth Amendment dated as of February 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

        B. The Borrower and Holdings wish, and the Lenders signatory hereto and the Agents and Administrative Agent are willing, to amend the Credit Agreement subject to the terms and conditions of this Agreement.

        C. This Agreement constitutes a Loan Document and these Recitals shall be construed as part of this Agreement.

        NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  SECTION 1. Amendment of Credit Agreement.

        The Credit Agreement is hereby amended as of the Sixth Amendment Effective Date as follows:

        (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

        "Sixth Amendment" means that certain Sixth Amendment to this Agreement dated as of April 9, 2003.

        "Sixth Amendment Effective Date" has the meaning set forth in Section 2 of the Sixth Amendment.

        (b) Section 4.5(e)(ii) of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end of such section:

        "Notwithstanding anything else in this Section 4.5(e)(ii) to the contrary, any prepayment of principal required to be made by the Borrower pursuant to Section 4.4(m)(ii) during the period beginning on the Sixth Amendment Effective Date and ending on May 15, 2003 in an amount not exceeding $200 million, shall be applied, first, in an amount equal to 17% of the Net Offering Proceeds thereof, to reduce pro rata the outstanding balance of the Domestic Revolving Loans and

Multicurrency Revolving Loans (in each case without any permanent reduction in the applicable Commitment), second shall be applied, subject to Section 4.5(c), to the Scheduled Term A Dollar Repayments, the Dollar Equivalent amount of the Scheduled Term A Euro Repayments, the Scheduled Term B Repayments and the Scheduled Term C Repayments due within the 16 month period following the date of such prepayment in direct order of maturity and thereafter, subject to Section 4.5(c), shall be applied in proportional amounts equal to the Term A Dollar Percentage, the Term A Euro Percentage, Term B Percentage and Term C Percentage (in each case, after giving effect to the prepayments made to the Scheduled Term A Dollar Repayments, the Scheduled Term A Euro Repayments, Scheduled Term B Repayments and Scheduled Term C Repayments due within such 16 month period as specified above), as the case may be, of such remaining prepayment, if any, and within each Term Loan, shall be applied to reduce the remaining Scheduled Term A Repayments, Scheduled Term B Repayments and Scheduled Term C Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term A Dollar Repayments, Scheduled Term A Euro Repayments, Scheduled Term B Repayments and Scheduled Term C Repayments, respectively)."

        (c) Section 8.2(o) of the Credit Agreement is hereby amended by (i) adding the parenthetical "(including intraday cash management lines relating thereto)" immediately following the word "Indebtedness" where such word first appears in such Section; and (ii) adding the parenthetical "(other than intraday cash management lines relating thereto)" immediately following the word "Indebtedness" in each other place where such word appears in such Section.

        SECTION 2.    Conditions to Effectiveness of the Amendment. The provisions of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 2 (the "Sixth Amendment Effective Date"):

         2.1  Proper Execution and Delivery of Amendment. Borrower, Holdings, the Administrative Agent and the Required Lenders shall have duly executed and delivered to Administrative Agent this Amendment.

         2.2  Delivery of Credit Party Documents. On or before the date hereof, Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each of Borrower and Holdings, each, unless otherwise noted, dated the Sixth Amendment Effective Date:

        (a) Certified copies of its Certificate of Formation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which it is qualified as a foreign corporation to do business and where failure to be so qualified would have a Material Adverse Effect and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Sixth Amendment Effective Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

        (b) Copies of its operating agreement or limited liability company agreement, certified by its corporate secretary or an assistant secretary or a certificate of the lack of any change thereto since the Initial Borrowing Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

        (c) Resolutions of its members, manager or board of managers (i) approving and authorizing the execution, delivery and performance of this Amendment, and (ii) approving and authorizing the execution, delivery and performance of the other Loan Documents to which it is a party and all transactions related thereto, in each case certified as of the Sixth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendments;

        (d) Signature and incumbency certificates of its officers executing this Amendment; and

        (e) Such other instruments and documents in respect of such matters as Administrative Agent shall reasonably request.

         2.3  Representations and Warranties; Default; Officer's Certificate. After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Agreement shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Borrower, dated the Sixth Amendment Effective Date stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Agreement are true and correct as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 2 hereof have been fully satisfied or waived.

         2.4  Fees. Borrower shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due, including, without limitation, pursuant to Section 4 of this Amendment.

         2.5  Corporate Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and the Required Lenders and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or such Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

        Each Lender and the Administrative Agent hereby agrees that by its execution and delivery of its signature page hereto, such Person approves of and consents to each of the matters set forth in Section 2 which must be approved by, or which must be satisfactory to, the Required Lenders or such Person, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Person if so requested on or prior to the Sixth Amendment Effective Date.

        SECTION 3. References to and Effect on the Credit Agreement.    On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

        Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

        SECTION 4. Fees, Costs and Expenses.    (a) Borrower agrees to pay a fee to the Administrative Agent on or prior to the Sixth Amendment Effective Date on behalf of each Lender which has executed and delivered this Amendment on or prior to 5:00 p.m. E.S.T. on April 9, 2003 equal to ..05% times the sum of the Domestic Revolving Commitment, Multicurrency Revolving Commitment and outstanding Term Loans of such Lender as in effect under the Credit Agreement on the Sixth Amendment Effective Date, such fee to be due and payable on the Sixth Amendment Effective Date; and (b) Borrower also agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent and any local counsel retained by Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.

  SECTION 5. Miscellaneous.

         5.1  Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart. Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

         5.2  Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         5.3  Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

         5.4  Integration. This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

         5.5  Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

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  Exhibit 10.1
SIXTH AMENDMENT